SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)          ☒

Citibank, N.A.

A National Banking Association	13-5266470
(I.R.S. employer identification no.)

399 Park Avenue, New York, New York (Address of principal executive office)	10043 (Zip code)

Bear Stearns ARM Trust 2007-2
(Exact name of obligor as specified in its charter)

Delaware	Applied for
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)
c/o Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, DE 19890-0001
Or such other address specified in the applicable
Prospectus Supplement	19713
(Address of principal executive offices)	(Zip code)

Bear Stearns ARM Trust, Mortgage-Backed Notes, Series 2007-2

========================================================================

1.           General information.  Furnish the following information as to the Trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.
Federal Reserve Bank of New York	33 Liberty Street, New York, NY
Federal Deposit Insurance Corporation	Washington, D.C.

(b)           Whether it is authorized to exercise corporate trust powers.

Yes.

2.           Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Item 16.                  List of Exhibits.

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

Exhibit 1 - Copy of Articles of Association of the Trustee, as now in effect. (Exhibit 1 to T-1 to Registration Statement No. 2-79983)

Exhibit 2 - Copy of certificate of authority of the Trustee to commence business. (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

Exhibit 3 - Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-1 to Registration Statement No. 2-55519)

Exhibit 4 - Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-1 to Registration Statement No. 33-34988)

Exhibit 5 - Not applicable.

Exhibit 6 - The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-1 to Registration Statement No. 33-19227.)

Exhibit 7 - Copy of the latest Report of Condition of Citibank, N.A. (as of March 31st, 2007- attached)

Exhibit 8 - Not applicable.

Exhibit 9 - Not applicable.

__________________

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 11th day of June, 2007.

CITIBANK, N.A.

By:	/s/ Wafaa Orfy
Name:	Wafaa Orfy
Title:	Vice President

Charter No. 1461
Comptroller of the Currency
Northeastern District
REPORT OF CONDITION
CONSOLIDATING
DOMESTIC AND FOREIGN
SUBSIDIARIES OF
Citibank, N.A. of New York in the State of New York, at the close of business on March 31, 2007, published in response to call made by Comptroller of the Currency, under Title 12, United States Code, Section 161.  Charter Number 1461 Comptroller of the Currency Northeastern District.

ASSETS	Thousands of dollars
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	$17,516,000
Interest-bearing balances	40,777,000
Held-to-maturity securities	1,000
Available-for-sale securities	220,170,000
Federal funds sold in domestic offices	982,000
Federal funds sold and securities purchased under agreements to resell	9,887,000
Loans and leases held for sale	16,040,000
Loans and lease financing receivables:
Loans and Leases, net of unearned income	579,223,000
LESS: Allowance for loan and lease losses	5,854,000
Loans and leases, net of unearned income, allowance, and reserve	573,369,000
Trading assets	105,980,000
Premises and fixed assets (including capitalized leases)	5,215,000
Other real estate owned	309,000
Investments in unconsolidated subsidiaries and associated companies	3,504,000
Intangible assets: Goodwill	14,938,000
Intangible assets: Other intangible assets	10,631,000
Other assets	57,630,000
TOTAL ASSETS	$1,076,949,000

LIABILITIES
Deposits: In domestic offices	$205,237,000
Noninterest- bearing	39,463,000
Interest- bearing	165,774,000
In foreign offices, Edge and Agreement subsidiaries, and IBFs	485,568,000
Noninterest- bearing	32,762,000
Interest- bearing	452,806,000
Federal funds purchased in domestic offices	19,232,000
Federal funds purchased and securities sold under agreements to repurchase	9,372,000
Trading liabilities	44,774,000
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases): ss	163,319,000
Subordinated notes and debentures	23,000,000
Other liabilities	48,074,000
TOTAL LIABILITIES	$998,576,000
Minority interest in consolidated subsidiaries	1,071,000

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	751,000
Surplus	45,794,000
Retained Earnings	32,399,000
Accumulated net gains (losses) on cash flow hedges	–1,642,000
Other equity capital components	0
TOTAL EQUITY CAPITAL	$77,302,000
TOTAL LIABILITIES AND EQUITY CAPITAL	$1,076,949,000

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.
CARY CRITTENDEN

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.
SALLIE KRAWCHECK
KEVIN KESSINGER
DAVID BUSHNELL
DIRECTORS